EXHIBIT 99.1

Olympic Steel Reports Strong 2011 First Quarter Financial Results

CLEVELAND, May 6, 2011 (GLOBE NEWSWIRE) -- Olympic Steel, Inc., (Nasdaq:ZEUS), a national metals service center, today announced its financial results for the first quarter ended March 31, 2011.

Net sales for the first quarter of 2011 totaled $294.4 million, a 75.3% increase from the $167.9 million for the first quarter of 2010. Tons sold in the first quarter of 2011 increased 43.3% to 317 thousand from 221 thousand in the first quarter of 2010. First quarter 2011 net income totaled $10.3 million, or $0.94 per diluted share, compared to net income of $1.7 million, or $0.16 per diluted share, for last year's first quarter.

Commenting on the results, Chairman and Chief Executive Officer Michael D. Siegal stated, "We are extremely pleased with our strong first quarter sales and earnings, our best quarterly results since the third quarter of 2008. We continue to gain market share, and we are experiencing strong momentum as the industrial recovery continues.  Our first quarter shipments increased year over year by 43.3%, almost doubling the pace of the market increase in total steel shipments of 23.5%, as reported in the Metals Service Center Institute's March 2011 Metals Activity Report. We have made timely investments during the economic downturn in new geographies and equipment to service our growing customer demands, including new location startups in Gary, Indiana; Mount Sterling, Kentucky; Monterrey, Mexico; and Kansas City, Missouri. Our healthy balance sheet, low debt levels and focus on cash turnover provide us with a strong foundation for continued growth and value creation as the market recovery strengthens."

Olympic Steel's Board of Directors approved a regular quarterly cash dividend of $0.02 per share to be paid to shareholders of record as of June 1, 2011, and distributed on June 15, 2011.

A simulcast of Olympic Steel's 2011 first quarter earnings conference call may be accessed via the Investor Relations section of the Company's website at www.olysteel.com. The simulcast will begin at 10:00 a.m. Eastern Time today and a replay of the call will be available for 14 days thereafter.

Founded in 1954, Olympic Steel is a leading U.S. metals service center focused on the direct sale and distribution of large volumes of processed carbon, coated and stainless flat-rolled sheet, coil and plate steel and aluminum products. Headquartered in Cleveland, Ohio, the Company currently operates from 16 facilities. For further information, visit the Company's web site at http://www.olysteel.com.

The Olympic Steel, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3582

It is the Company's policy not to endorse any analyst's sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as "may," "will," "anticipate," "should," "intend," "expect," "believe," "estimate," "project," "plan," "potential," or "continue," as well as the negative of these terms or other similar expressions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by such statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Such risks and uncertainties include, but are not limited to: the ability to successfully place the new Gary, Indiana facility in operation during the expected timeframe and achieve expected results; the success of our new startups in Gary, Indiana; Mount Sterling, Kentucky; Monterrey, Mexico; and Kansas City, Missouri; the ability to successfully integrate the newly leased locations or newly acquired businesses into our operations and achieve expected results; general and global business, economic, financial and political conditions, including the ongoing effects of the global economic recovery; access to capital and global credit markets; competitive factors such as the availability and pricing of metal, industry shipping and inventory levels, and rapid fluctuations in customer demand and metal pricing; the cyclicality and volatility within the metal industry; the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the ability of our customers to honor their agreements related to derivative instruments; customer, supplier, and competitor consolidation, bankruptcy or insolvency; reduced production schedules, layoffs or work stoppages by our own, our suppliers' or our customers' personnel; the availability and costs of transportation and logistical services; equipment installation delays or malfunctions, including the new Gary, Indiana temper mill and cut-to-length line; the amounts, successes and our ability to continue our capital investments and strategic growth initiatives and our business information system implementations; the successes of our strategic efforts and initiatives to increase sales volumes, maintain or improve working capital turnover and free cash flows, reduce costs and improve inventory turnover and improve our customer service; the timing and outcome of inventory lower of cost or market adjustments; the adequacy of our existing information technology and business system software; the successful implementation of our new information systems; the timing and outcome of our joint venture's efforts and ability to liquidate its remaining real estate; our ability to pay regular quarterly cash dividends  and the amounts and timing of any future dividends; and our ability to generate free cash flow through operations, reduce inventory and repay debt within anticipated timeframes; the recently enacted federal healthcare legislation's impact on the healthcare benefits required to be provided by us and the impact of such legislation on our compensation and administrative costs. Further information on these and other risks and uncertainties is provided under Item 1A "Risk Factors" of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which disclosure is incorporated herein by reference, and elsewhere in reports that the Company files or furnishes with the SEC. This release speaks only as of its date and the Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law. You are advised, however, to consult any further disclosures the Company makes on related subjects in its reports filed with or furnished to the SEC.

OLYMPICSTEEL
SELECTED FINANCIAL INFORMATION
(in thousands, except per share data and ratios)

	Three Months Ended
	March 31,
	2011	2010
SUMMARY RESULTS OF OPERATIONS:	(unaudited)

Net sales	$ 294,381	$ 167,901

Operating income	17,313	3,329

Income before income taxes	16,508	2,823

Net income	$ 10,323	$ 1,711

Earnings per share:

Net income per share - basic	$ 0.94	$ 0.16

Net income per share - diluted	$ 0.94	$ 0.16

	March 31,		December 31,
	2011	2010	2010
SUMMARY BALANCE SHEET DATA:	(unaudited)		(audited)

Accounts receivable, net	$ 136,904	$ 81,940	$ 82,859

Inventories	198,910	129,274	200,606

Net property and equipment	122,599	112,556	118,234

Total assets	481,660	381,799	429,438

Current liabilities	116,214	89,174	102,625

Total debt	80,940	23,420	55,235

Shareholders' equity	271,931	261,302	261,638

Shareholders' equity per share	24.95	24.01	24.01

Debt-to-equity ratio	0.30 to 1	0.09 to 1	.21 to 1

	Three Months Ended
	March 31,
	2011	2010
OTHER DATA:	(unaudited)

Capital expenditures	7,903	2,262

Cash dividends per share	$ 0.02	$ 0.02

It is the Company's policy not to make quarterly or annual sales or earnings projections for external use and not to endorse any analyst's sales or earnings estimates.

OLYMPICSTEEL
RESULTS OF OPERATIONS

(in thousands, except per share and tonnage data)

	Three Months Ended March 31,
	2011		2010
	(unaudited)

Tons sold
Direct	294,887		201,025
Toll	22,455		20,465

	317,342		221,490
% change	43.3%		29.2%

Net sales	$ 294,381		$ 167,901
% change	75.3%		19.2%

Costs and expenses

Cost of materials sold (excludes items shown separately below)	230,962	78.5%	132,536	78.9%
Warehouse and processing	15,590	5.3%	10,572	6.3%
Administrative and general	13,211	4.5%	8,885	5.3%
Distribution	6,208	2.1%	4,057	2.4%
Selling	5,804	2.0%	3,877	2.3%
Occupancy	1,826	0.6%	1,399	0.8%
Depreciation	3,467	1.2%	3,246	1.9%

Total costs and expenses	277,068	94.1%	164,572	98.0%

Operating income	17,313	5.9%	3,329	2.0%

Interest and other expense on debt	805	0.3%	506	0.3%

Income (loss) before income taxes	16,508	5.6%	2,823	1.7%

Income tax provision	6,185	37.5%	1,112	39.4%

Net income	$ 10,323		$ 1,711

Earnings per share:

Net income per share - basic	$ 0.94		$ 0.16

Weighted average shares outstanding - basic	10,935		10,905

Net income per share - diluted	$ 0.94		$ 0.16

Weighted average shares outstanding - diluted	10,945		10,918

It is the Company's policy not to make quarterly or annual sales or earnings projections for external use and not to endorse any analyst's sales or earnings estimates.
CONTACT:  Richard T. Marabito
          Chief Financial Officer
          Telephone: (216) 292-3800
          Fax: (216) 292-3974